Exhibit 10.1A

234 Ninth Avenue North	T 206-624-3357
Seattle, WA	F 206-624-6857
98109	www.jonessoda.com

“CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT, AS INDICATED BY “XXX” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT THAT HAS BEEN FILED SEPARATELY WITH THE SEC”

January 21, 2006

Lars P. Nilsen

5225 Filbert Lane

Bow, WA 98232

Dear Lars:

Re:	Employment – Executive Vice President Sales,

I am pleased to offer you the position of Executive Vice-President Sales, for Jones Soda Co. This offer is subject to a final interview with Al Rossow in Boston.

Your success in this role will be based on managing and increasing our existing business in the DSD Channels, as well as growing of DTR business. The DTR national house accounts are currently being managed and are not included in your area of responsibility. The development and launch of our brands into the XXX of the United States, is a factor in the companies plans in 2005 and 2006. We are also expecting that you review and work with our current sales team, so that they can utilize your skill and professionalism.

In addition, your success will be based on you achieving these sales while ensuring that total sales expenses for the company are at or below that which we have budgeted. As you know Jones Soda has worked very hard over the last few years to add controls in the Sales department in the area’s SG&A. We expect that you maintain all current controls and procedures with respect to: Slotting, Trade marketing, and Salaries and Wages with in the sales department.

Our 2006 New Distributors goals are set at XXX; this goal is based on territory voids and does not include replacement of existing distributors.

The break down for new DSD by regional territory is as follows:

Northwest/Southwest XXXX

Midwest XXX

Northeast XXXX

Southeast XXXXX

The goal for new retailers within our current and XXX markets vary by region, however we realize that new retailers will assist in process of adding new XXX therefore cannot be ignored.

Our Goal for National Accounts for 2006 is XX more and XXX for 2007.

Breakdown of sales between XXX and XXX is currently at XXX vs. XXX respectively our goal for 2006 is XXX - XXX (excluding XXX XXXX and XXXXXXXx).

Travel we expect that you spend at least XXX weeks on the road meeting distributors, retailers and evaluating our sales team, and XXX days a week in the Seattle offices when not traveling.

Company Goals

Company Revenue Goal for XXX is $XXXXXXX

XXX and XXX goal is to increase by XXX over 2005 Sales (XXXX) on existing product line.

XXX based on XXX and XXX to increase to between XXX plus cents (XXXXXXXXXXX)

The areas that you will be responsible for are summarized as follows:

1.	Develop, execute and maintain a sales plan that supports the overall corporate strategic plan.

2.	Develop and manage the overall sales budget, sales forecasts and regional trade spending at the DSD level.

3.	Work with marketing to develop and direct development of marketing programs that increase sales and protect, build or enhance the image of the Company and its brands through the trade spending line item.

4.	Accountable for developing and executing hiring, training and evaluation procedures for the sales force which fosters a positive human resource environment and motivated team of sales employees.

5.	Ensure that the XXX sales force solicits new distribution and new convenience and grocery retail accounts in accordance with the Company’s overall strategic plan.

6.	Ensure that the XXX sales force solicits new convenience and grocery retail accounts in accordance with the Company’s overall strategic plan.

“Certain information has been omitted from this page, as indicated by “XXX”, pursuant to a request for confidential treatment that has been filed separately with the SEC”

7.	Evaluate existing distributors to ensure that they are meeting or exceeding the standards the Company sets for the distributor network.

8.	Build and maintain an ongoing positive relationship between distributors and the Company.

9.	Oversee the development and execution of sales programs for distributors, retailers and sales force to create focus on the brand and motivate sales force to achieve or exceed goals.

10.	Ensure that all regional/trade marketing expenses and/or slotting expenses are documented and/or pre-approved as per the Company’s Policy and Procedures.

You will report directly to myself, Chief Executive Officer on the strategy to launch and/or expand the XXX and XXX regions, and with respect to any and all financial decisions for the Company you will also work closely with the companies Chief Financial Officer.

Your compensation will be as follows:

Effective start date:	February 01, 2006

Intro Salary:	$12,500 per month (February 01, 2006– May 01 2006).

Salary:	Base of $5,250 per month (beginning May 01, 2006)

Commission: at the start of May 01, 2006 your compensation will include the base salary above plus a commission component (similar to other key management CEO). Commission will be comprised of XXXXXXX, and XXXXX. Structure to be agreed to prior to the start date of February 01/06

Commission is paid on previous months’ case sales and at the end of the month.

The expected salary of this position is $150,000 to $160,000 based on salary and commission only.

“Certain information has been omitted from this page, as indicated by “XXX”, pursuant to a request for confidential treatment that has been filed separately with the SEC”

Review Period:	There will be a review after the first three months of your employment or April 31, 2006, with quarterly reviews thereafter.

Bonus:	Bonuses will be set annually by the compensation committee prior to start of the annual operating plan and will be based on the management of expenses. Annual bonus will be not more then 30% of base salary plus commission.

Benefits:

•     Medical and dental coverage for your family under the Jones Soda Co. plan. The Company has its health benefit program through Great West Life and it is a Preferred Network plan. The value of this is estimated at $18,000 per annum.

• We will waive the three-month eligibility requirement for the Medical/Dental benefit program so that you can begin on the benefit program as of the date of your employment.

• 401K Program. The 401K Program the company has established with Great West Life as well.

Car Allowance:	$500.00 per month.

Stock Options:	30,000 stock options to be grated by the board of Directors in 30 days from the signing of the offer letter by both parties. All options are subject to the company stock option plan as filed with the Securities and Exchange Commission. You will receive 30,000 stock options annually set within 10 days of the anniversary date of your employment with the Company

Vacation:	4 weeks per annum

You will be required, as a condition of your employment with Jones Soda Co., to sign the company’s Confidentiality Agreement. Your employment with Jones Soda Co. will be “at will,” meaning that either you or the company will be entitled to terminate your employment at any time and for any reason, with or without cause.

By signing this letter, you represent that you are under no contractual commitments inconsistent with your obligations to Jones Soda Co.

If you have any questions on the above, please give me a call at your convenience.

If you are in agreement with the above, please confirm below.

Sincerely,

Jones Soda Co.

Per:

/s/ Peter van Stolk
Peter van Stolk

CEO

Confirmed and agreed:

Per:	/s/ Lars Nilsen

Finance Approval

CFO:	Date: